Exhibit 10.8.1

AMENDMENT NO. 4, dated as of November 1, 2007 (this “Amendment”), to the Credit Agreement, dated as of June 7, 2006, as amended as of June 19, 2006, as further amended as of February 9, 2007, as further amended as of June 26, 2007, as amended to the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among DURATEK, INC., a Delaware corporation (“Duratek”), the Loan Parties from time to time signatory thereto, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and the other Agents and Lenders from time to time party thereto.

WHEREAS, upon (a) the consummation of an initial public offering of the shares of common stock of Parent, (b) EnergySolutions’ prepayment to the Administrative Agent of at least $35,000,000 of principal amount of term loans to be split pro rata between the Loans outstanding under the Duratek Loan Agreement and the EnergySolutions Term Loans outstanding under the EnergySolutions Credit Agreement and (c) EnergySolutions’ repayment of all Second Lien Term Loans under the Second Lien Credit Agreement, the parties hereto desire to amend the Duratek Loan Agreement and the EnergySolutions Credit Agreement to permit EnergySolutions to pay dividends to the holders of Equity Interests of EnergySolutions (pursuant to the terms and restrictions specified herein) and to make the other changes provided for herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendments

The Duratek Loan Agreement is hereby amended, as of the Fourth Amendment Effective Date (as defined below), as follows:

(a) The following definitions are added to Section 1.1 in alphabetical order:

“Adjusted Net Income” shall mean, for any fiscal period, as reflected in the consolidated financial statements or the notes thereto for Parent and its Subsidiaries, the sum of (i) Net Income, (ii) amortization of intangible assets, (iii) non-cash charges for equity-based compensation arrangements and (iv) non-recurring items subject to the consent of the Administrative Agent. For the avoidance of doubt, the calculation of clause (ii) above shall not include charges for impairments of goodwill or intangible assets.

“Available Adjusted Net Income” shall mean, for Parent and its Subsidiaries on a consolidated basis, (i) for fiscal year 2009, (x) the aggregate amount of Adjusted Net Income for the prior four fiscal quarters minus (y) the aggregate dividends paid by EnergySolutions pursuant to Section 7.8(a)(d) during such four fiscal quarters and (ii) for fiscal year 2010 and thereafter, (x) the aggregate amount of Adjusted Net Income from January 1, 2009 to the applicable calculation date minus (y) the aggregate dividends paid by EnergySolutions pursuant to Section 7.8(a)(d) from January 1, 2009 to the applicable calculation date.

“EnergySolutions Amendment No. 4” shall mean the certain amendment to the EnergySolutions Credit Agreement dated as of November 1, 2007.

(b) The definition of “Operating Cash Flow” in Section 1.1 is hereby amended by inserting the phrase “and compensation expense for equity grants issued” after the phrase “including, without limitation, accretion charges” in clause (a). The definition of Operating Cash Flow” is hereby further amended by deleting the phrase “Tax Distributions” in clause (d) and replacing it with the phrase “income tax expense”. The definition is hereby further amended by deleting the word “and” and inserting a comma at the end of clause (g). The definition is hereby further amended by inserting, immediately after the date “September 30, 2008”, the following:

and (h) fees and expenses incurred by EnergySolutions and its Subsidiaries in connection with the initial public offering of the shares of common stock of Parent (including, without limitation, any advisory and underwriting fees and expense to terminate excess performance bonus plans of certain of its current and former senior management)

(c) The definition of “Permitted Restricted Payments” in Section 1.1 is hereby amended by deleting the word “and” at the end of clause (iii) and replacing the “and” with a comma. The definition of “Permitted Restricted Payments” is hereby further amended by inserting, immediately before the period at the end of the definition, the following:

and (v) after the consummation of the initial public offering of the shares of common stock of Parent, to the holders of Equity Interests of EnergySolutions, the dividends specified in Section 7.8(a)(d).

(d) Section 5.21 The Exercise of the Overallotment Option. The following paragraph is hereby added as new Section 5.21:

With regard to the initial public offering (for the avoidance of doubt, references to the initial public offering in this Section 5.21 shall refer to both the primary and the secondary offering of the common shares of Parent), if the overallotment option is exercised, the Borrower shall pay down, when the net proceeds of the exercise of the overallotment option have been received by the Borrower, the Loans, EnergySolutions Term Loans, Revolving Loans (as defined in the EnergySolutions Credit Agreement), Letter of Credit Loans (as defined in the EnergySolutions Credit Agreement) and unreimbursed Disbursements (as defined in the EnergySolutions Credit Agreement) in an amount equal to the product of (i) the quotient of (A) the total principal amount of the Loans, the EnergySolutions Term Loans, Revolving Loans (as defined in the EnergySolutions Credit Agreement), Letter of Credit Loans (as defined in the EnergySolutions Credit Agreement), unreimbursed Disbursements (as defined in the EnergySolutions Credit Agreement) and Second Lien Term Loans repaid pursuant to Sections 3(d) and 3(e) of Duratek Amendment No. 4 to the Duratek Loan Agreement (for the avoidance of doubt, the amount referred to in subclause (A) shall be calculated as of before the exercise of the overallotment option) divided by (B) the gross proceeds of the initial public offering exclusive of the exercise of the overallotment option and (ii) the gross proceeds of the exercise of the overallotment option;

(e) Section 7.8 Affiliate Transactions and Restricted Payments.

Section 7.8(a) is hereby amended by deleting the word “and” at the end of clause (b) and replacing the “and” with a comma. Section 7.8(a) is further amended by inserting, immediately before the period at the end of section, the following:

and (d) after the consummation of the initial public offering of the shares of common stock of Parent, to the holders of Equity Interests of EnergySolutions and Parent, (i) annualized prorated dividends of up to $10,000,000 for the fiscal year ending December 31, 2007, (ii) dividends of up to $10,000,000 for the fiscal year ending December 31, 2008, and (iii) dividends up to the greater of (A) $10,000,000 and (B) 15% of Adjusted Net Income, for each consecutive four fiscal quarter period thereafter, provided that for the 2009 fiscal year and each fiscal year thereafter, the amount of dividends paid in any consecutive four fiscal quarter period shall not exceed the lesser of (x) the amount referred to in clause (iii) above or (y) 15% of the Available Adjusted Net Income as of the end of such period.

2. Representations and Warranties. EnergySolutions represents and warrants to the Lenders as of the date hereof that:

(a) The execution and delivery of this Amendment by EnergySolutions has been duly authorized;

(b) Neither the execution or delivery by EnergySolutions of this Amendment, nor compliance by it with the terms and provisions hereof will, (i) violate any Applicable Law respecting, EnergySolutions, Parent or their Subsidiaries or (ii) conflict with, result in a breach of or constitute a default under the certificate or articles of incorporation or bylaws, operating agreement or the partnership agreement, as the case may be, as such documents are amended, of EnergySolutions, of Parent or of any of their Subsidiaries, or under any material indenture, agreement, or other instrument, to which EnergySolutions, Parent or any of their Subsidiaries is a party or by which any of them or their respective properties may be bound;

(c) Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date; and

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) on which each of the following conditions is satisfied or waived:

(a) The Administrative Agent (or its counsel) shall have received:

(1) from Lenders constituting the Majority Lenders and each of the other parties hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or “.PDF” of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(2) from Lenders constituting the Majority Lenders party to the EnergySolutions Credit Agreement and each of the other parties thereto either (i) a counterpart of the EnergySolutions Amendment No. 4 signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or “.PDF” of a signed signature page of the EnergySolutions Amendment No. 4) that such party has signed a counterpart of the EnergySolutions Amendment No. 4;

(3) the loan certificate of EnergySolutions, in substantially the form of Exhibit L to the EnergySolutions Credit Agreement, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the Articles of Organization of EnergySolutions, certified to be true, complete and correct by the Utah Department of Commerce, and a true, complete and correct copy of the operating agreement of EnergySolutions, (B) certificates of good standing for EnergySolutions issued by the Secretary of State or similar state official for each state in which EnergySolutions is required to qualify or has qualified to do business, and (C) a true, complete and correct copy of the appropriate authorizing resolutions of EnergySolutions, authorizing EnergySolutions to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party;

(b) All corporate and other proceedings, if any, taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel;

(c) The initial public offering of the shares of common stock of Parent shall have been consummated and shall have generated gross proceeds of at least $500,000,000 (for the avoidance of doubt, the reference to the initial public offering in this clause (c) shall refer to both the primary and the secondary offering of the common shares of Parent);

(d) EnergySolutions shall have prepaid at least $35,000,000 of principal amount of term loans to be split pro rata between the EnergySolutions Term Loans outstanding under the EnergySolutions Credit Agreement and the Loans outstanding under the Duratek Loan Agreement

(e) EnergySolutions shall have satisfied, in the Administrative Agent’s sole discretion, all Second Lien Term Loans outstanding under the Second Lien Credit Agreement;

(f) The Administrative Agent shall have received all reasonable costs, fees, expenses and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) required to be reimbursed or paid by EnergySolutions, and for which invoices have been presented to EnergySolutions on or prior to the business day prior to the Fourth Amendment Effective Date;

(g) The Administrative Agent shall have received any and all other fees earned, due and payable pursuant to that certain Amendment No. 4 Fee Letter dated October 29, 2007 between the Administrative Agent and EnergySolutions; and

(h) The Administrative Agent shall have received for the account of each Lender who executes and delivers this Amendment prior to 5:00 p.m. Eastern Daylight Time on October 31, 2007, an amendment fee of .500% of the aggregate principal amount of the Loans.

4. Reference to the Effect on the Loan Documents

(a) As of the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, EnergySolutions or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Severability. The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

9. Affirmations.

(a) EnergySolutions (i) expressly acknowledges the terms of the Credit Agreement, as amended by this Amendment No. 4, (ii) ratifies and affirms its obligations under the Loan Documents (including but not limited to security documents and guarantees) executed by it and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

(b) EnergySolutions hereby reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) the Lien on the Collateral securing payment of the Obligations pursuant to the Security Documents.

(c) EnergySolutions represents and warrants that, immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment, is enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

[SIGNATURE PAGES FOLLOW]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ENERGYSOLUTIONS, LLC, a Utah limited liability company

By:	/s/ VAL J.CHRISTENSEN
Name:	Val J. Christensen
Title:	Executive Vice President, General Counsel, Secretery

Taxpayer Identification Number: 14-1921823

Address of Principal Place of Business:
423 West 300 South
Salt Lake City, Utah 84101

STATE OF Utah	)
)
COUNTY OF Salt Lake	)

On the day of November 1 in the year 2007, before me, the undersigned personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the instrument, personally appeared and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ SUZANNE A. STEWART
Notary

[Notarial Seal]

[signatures continue on the following pages]

[DURATEK AMENDMENT NO. 4]

CITICORP NORTH AMERICA, INC., as Administrative Agent, Collateral Agent and a lender

By:	/s/ BLAKE GRONICH
Name:	Blake Gronich
Title:	Vice President

CITIGROUP GLOBAL MARKETS INC., as Lead Arranger

By:	/s/ JULIE PERSILY
Name:	Julie Persily
Title:	Managing Director

[signatures continue on the following page]

[DURATEK AMENDMENT NO. 4]

, as a Lender
[This Amendment was established by authorized signatories of 257 Lender Institutions:]	By:
Name:
Title:

[Duratek Amendment No.4 signature pages]